EXHIBIT 5.1

                     [LETTERHEAD OF GREENBERG TRAURIG, LLP]



March 7, 2007



Media & Entertainment Holdings, Inc.
4429 Edmondson Avenue
Dallas, Texas 75205

Ladies and Gentlemen:

In our capacity as counsel to Media & Entertainment Holdings, Inc., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a registration statement on Form S-1, as amended (File No. 333-128218) (the "Registration Statement"), heretofore filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering up to:

        (i) 12,420,000 units (the "Units"), with each Unit consisting of one share of common stock, $0.0001 par value per share, of the Company (the "Common Stock") and one warrant, each to initially purchase one share of Common Stock (the "Warrants");

        (ii) 12,420,000 shares of Common Stock included as part of the Units (the "Unit Common Stock");

        (iii) 12,420,000 Warrants included as part of the Units (the "Unit Warrants");

        (iv) 12,420,000 shares of Common Stock (the "Warrant Stock") issuable upon exercise of the Warrants;


        (v) a purchase option (the "Co-Representatives' Purchase Option") to purchase 540,000 Units (the "Co-Representatives' Units") issuable to the co-representatives of the underwriters named in the Registration Statement;

        (vi) 540,000 shares of Common Stock (the "Co-Representatives' Common Stock") included as part of the Co-Representatives' Units;

        (vii) 540,000 warrants (the "Co-Representatives' Warrants") included as part of the Co-Representatives' Units; and

        (viii) 540,000 shares of Common Stock (the "Co-Representatives' Warrant Stock") issuable upon exercise of the Co-Representatives' Warrants.

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Media & Entertainment Holdings, Inc.
March 7, 2007
Page 2



In connection with rendering this opinion, we have examined and are familiar with the Company's Amended and Restated Certificate of Incorporation, the Company's By-Laws, the Registration Statement, corporate proceedings of the Company relating to the Units, the Common Stock, the Warrants, the Warrant Stock, the Co-Representatives' Purchase Option, the Co-Representatives' Units, the Co-Representatives' Common Stock, the Co-Representatives' Warrants and the Co-Representatives' Warrant Stock and such other instruments and documents as we have deemed relevant under the circumstances.


In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

2. The Units and the Co-Representatives' Units have each been duly and validly authorized and, when issued and paid for as described in the Registration Statement, will be duly and validly issued and fully paid and nonassessable.

3. The Unit Common Stock and the Co-Representatives' Common Stock have each been duly and validly authorized and, when issued and paid for as described in the Registration Statement, will be duly and validly issued and fully paid and nonassessable.

4. The Co-Representatives' Purchase Option has been duly and validly authorized and, when issued and paid for as described in the Registration Statement, will be duly and validly issued and fully paid and non assessable, and will be a legally binding obligation of the Company, enforceable in accordance with its terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (b) as enforceability of any indemnification or contribution provision may be limited under Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

5. The Unit Warrants and the Co-Representatives' Warrants have each been duly and validly authorized and, when issued and paid for as described in the Registration Statement, and when the terms of the warrant agreement under which the Unit Warrants and Co-Representatives' Warrants are to be issued (the "Warrant Agreement") are duly established and the Warrant Agreement is duly executed and delivered, and when such Unit Warrants and Co-Representatives' Warrants are duly executed and authenticated in accordance with the Warrant Agreement and issued, delivered and sold and paid for as


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Media & Entertainment Holdings, Inc.
March 7, 2007
Page 3



part of the Units and Co-Representatives' Units, as contemplated by the Registration Statement, such Unit Warrants and Co-Representatives' Warrants will be duly and validly issued, and will be legally binding obligations of the Company, enforceable in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (b) as enforceability of any indemnification or contribution provision may be limited under Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

6. The Warrant Stock and the Co-Representatives' Warrant Stock have each been duly and validly authorized and when the terms of the Warrant Stock and Representative's Warrant Stock underlying the Units and the Co-Representatives' Units, respectively, and of their issuance and sale, are duly established in conformity with the Warrant Agreement, will be duly and validly issued and fully paid and nonassessable.


The foregoing opinions are limited to the laws of the State of New York, the laws of the United States of America and Delaware general corporation laws (including the applicable provisions of the Delaware constitution and reported judicial opinions interpreting same), and do not purport to express any opinion on the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm and this opinion under the heading "Legal Matters" in the prospectus comprising a part of the Registration Statement and any amendment thereto. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                            Very truly yours,

                                            GREENBERG TRAURIG, LLP


                                            By: /s/ Alan I. Annex
                                                ---------------------------
                                                A Member of the Firm